Exhibit 10.1
SETTLEMENT, MUTUAL RELEASE AND LEASE TERMINATION AGREEMENT
This SETTLEMENT, MUTUAL RELEASE AND LEASE TERMINATION AGREEMENT (“Agreement”) is entered into on this  _____  day of August, 2008 by and between Isolagen, Inc., a Delaware corporation (“Isolagen-Delaware”), Isolagen Technologies, Inc., a Delaware corporation (“Isolagen Technologies”) (collectively, Isolagen-Delaware and Isolagen Technologies are referred to as “Isolagen”) and Claire O Aceti GmbH, whose address for service in the United Kingdom is 12 York Gate London NW1 (the “Lessor”). Isolagen and Lessor are collectively referred to herein as the “Parties.”
RECITALS
WHEREAS, Isolagen Europe Limited (“Isolagen Europe”) and Lessor entered into a Lease Agreement dated July 26, 2002 (the “Lease”), pursuant to which Lessor leased all premises located at and known as 59/61 Park Royal Road London NW10 (the “Leased Property”) to Isolagen Europe;
WHEREAS, on or about July 21, 2008, Isolagen Europe notified Lessor of its desire to terminate the Lease;
WHEREAS, the Lessor has agreed to enter this Agreement rather than take legal action against Isolagen Europe to enforce the terms of the Lease; and
WHEREAS, by executing this Agreement, Isolagen and Lessor desire and intend to permanently settle any and all rights and obligations of any kind arising out of the Lease or performance thereunder.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Isolagen and Lessor hereby agree as follows:
1.	Representations and Warranties. Isolagen (on behalf of Isolagen Europe) and Lessor each represents and warrants it has not assigned or transferred or purported to assign or transfer to any other person and/or entity any of its rights or obligations arising out of the Lease and each has the legal right to enter into this Agreement. The Parties further warrant and represent that each is the sole and lawful owner or duly acting and authorized representative of the owner of the rights, title, and interest in and to any and all claims, demands and causes of action released by this Agreement.
2.	Consideration. Isolagen agrees to (i) pay £27,000, an amount equal to three months rent under the terms of the Lease, to Lessor, within three business days of the execution of this Agreement and (ii) make the Leased Property available for unencumbered use by Lessor as of the close of business on the execution date of this agreement. Furthermore, Isolagen agrees that Lessor shall keep the deposit held by it under the terms of the Lease in the amount of £46,500. Upon satisfaction of the conditions stated in (i) and (ii) of this paragraph, Isolagen shall have no further obligations under the Lease.
3.	Lessor Release. Lessor, on behalf of itself, its heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally releases, discharges and agrees to hold harmless Isolagen, Isolagen Europe, and their parents, subsidiaries, officers, directors, shareholders, employees, administrators, representatives, beneficiaries, attorneys and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys’ fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, in law or equity, liquidated or unliquidated, whether asserted personally, derivatively or in any other capacity, arising from, referring to, relating to or in connection with, from the beginning of time to the date hereof, including, without limiting the foregoing, those specifically related in any way to the Lease or performance thereunder, including without limitation any and all obligations to pay further monetary sums to Lessor.

4.	Isolagen Release. Isolagen, on behalf of Isolagen Europe and itself, its, administrators, successors and assigns, hereby irrevocably and unconditionally releases, discharges and agrees to hold harmless Lessor and its parents, subsidiaries, officers, directors, shareholders, employees, administrators, representatives, beneficiaries, attorneys and assigns from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys’ fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, in law or equity, liquidated or unliquidated, whether asserted personally, derivatively or in any other capacity, arising from, referring to, relating to or in connection with, from the beginning of time to the date hereof, including, without limiting the foregoing, those specifically related in any way to the Lease or performance thereunder.
5.	Covenant Not to Sue. The Parties agree, promise and covenant that they will not file, or permit to be filed in their name or on their behalf, any future lawsuit in court or any agency against any of the persons or entities released in this Agreement based upon any act or event related to or arising out of any claim or potential claim that has been released; and further agree that, if any charge, complaint, lawsuit or administrative claim is filed in their name or on their behalf with any administrative agency or organization, or in any other forum, against any of the persons or entities released in this Agreement, based upon any claim or potential claim that has been released, they will not seek or accept any personal relief, including but not limited to an award of monetary damages.
6.	Binding Nature. This Agreement is binding upon the Parties hereto and shall inure to the benefit of the Parties hereto, their employees, agents, attorneys, assigns, representatives, administrators and successors.
7.	Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations, whether written or oral, with respect to the subject matter of this Agreement.
8.	Advice of Counsel. The Parties each warrant and represent that in executing this Agreement, it has relied on legal advice from the respective attorney of its choice, and that the terms of this Agreement and its consequences have been completely read and explained to that Party by its attorney, and that the Party fully understands the terms of the Agreement. Furthermore, each Party acknowledges and warrants that in executing this Agreement, it has not relied on any inducements, promises, or representations made by the other Party or any Party representing or serving the other Party.
9.	Governing Law. This Agreement shall be governed by and interpreted according to the laws of the State of Delaware, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply, and shall be effective upon the signature of all Parties hereto. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and agree not to commence any action, suit or proceeding relating thereto except in such courts. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
10.	Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute and shall be treated as a single, fully executed version of this Agreement. Facsimile signatures shall be treated as originals for purposes of this Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

CLAIRE O ACETI GMBH

By:

Name:

ISOLAGEN INC.

By:

Name:

ISOLAGEN TECHNOLOGIES INC.

By:

Name:

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